EXHIBIT 10.1
INDEMNIFICATION AGREEMENT

          This Indemnification Agreement (this "Agreement") is made as of September 25, 2009, by and between Sovran Self Storage, Inc., a Maryland corporation (the "Corporation"), Sovran Acquisition Limited Partnership, a Delaware limited partnership (the "Operating Partnership" and, collectively with the Corporation, the "Indemnitors"), and James R. Boldt, a director of the Corporation ("Director").

RECITALS

          WHEREAS, candidates highly qualified for service on the boards of directors of publicly-held corporations have become increasingly reluctant to serve in that capacity or in other related capacities unless they are provided with strong protection through indemnification and insurance against the substantial and escalating risks of, and potential liability from, claims and actions arising out of their service to and activities on behalf of such corporations, which risks, absent such adequate protection, would far outweigh the compensation and other benefits to such persons of serving as directors;

          WHEREAS, although the Board of Directors of the Corporation (the "Board") has determined that, in order to attract and retain such persons to serve on the Board, the Corporation will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving on the Board and in other related capacities from certain liabilities, the Board recognizes that such insurance may be available to it in the future only at higher premiums and with more exclusions from its coverage, which reduces the value of such insurance to directors and increases the importance of indemnification by the Corporation to protect directors against such liabilities;

          WHEREAS, it is essential for the Corporation to be able to attract and retain the most capable persons available to serve on the Board, and the uncertainties relating to such insurance and indemnification has increased the difficulty of attracting and retaining such persons;

          WHEREAS, the Corporation indirectly controls the Operating Partnership (through its ownership of the general partner of the Operating Partnership (the "General Partner")) and conducts substantially all of its business through the Operating Partnership, such that the Operating Partnership would benefit from the Corporation's ability to attract and retain the most qualified persons to serve on its Board of Directors;

          WHEREAS, in order to induce the most qualified persons to serve and continue to serve as directors of the Corporation, the Indemnitors desire to provide directors with specific contractual assurance of their rights to full indemnification against litigation risks and expenses associated with their service as a director of the Corporation and in other related capacities regardless of, among other things, any amendment to or revocation of the Corporation's charter or Bylaws or any change in the ownership of the Corporation or in the composition of the Board;

          WHEREAS, the Indemnitors intend that this Agreement will provide Director with greater protection than that which is provided by the Corporation's charter and Bylaws, the Agreement of Limited Partnership of the Operating Partnership and that this Agreement shall supplement and be in furtherance of the By-laws of the Corporation and any resolutions adopted pursuant thereto as well as the Agreement of Limited Partnership of the Operating Partnership, shall not be deemed a substitute therefor, and shall not diminish or abrogate any rights of Director thereunder;

          WHEREAS, Director is relying upon the rights afforded under this Agreement in deciding to begin serving or continue to serve as a director of the Corporation; and

          NOW, THEREFORE, in consideration of the premises and covenants contained herein, and in order to induce Director to serve as or to continue to serve as a director of the Corporation and in consideration of Director's so serving, the Indemnitors and Director do hereby covenant and agree as follows:

          Section 1.  Services to the Corporation.  Director agrees to continue to serve as a director of the Corporation and may serve as a director, officer, employee, agent or fiduciary of one or more Covered Entities (as defined below).  Director may at any time and for any reason resign from any such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Corporation shall have no obligation under this Agreement to continue Director in any such position.  This Agreement shall not be deemed an employment contract between Director and the Corporation (or any Covered Entity).  The foregoing notwithstanding, this Agreement shall continue in force after Director has ceased to serve as a director of the Corporation or otherwise ceased to have Corporate Status (as defined below).

          Section 2.  Definitions.  As used in this Agreement:

                    (a)  A "Change in Control" shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

                              (i)  Acquisition of Stock by Third Party.  Unless explicitly approved by the Incumbent Board (as defined below), any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities;

                              (ii)  Change in Board of Directors.  A change in the composition of the Board of Directors of the Corporation such that the individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (such Board of Directors shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Corporation; provided, however, for purposes of this clause (ii), any individual who becomes a member of the Board of Directors of the Corporation subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors of the Corporation and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Corporation shall not be so considered as a member of the Incumbent Board; or

                              (iii)  Corporation Transactions.  The effective date of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

                              (iv)  Liquidation.  Unless the liquidation is explicitly approved by the Incumbent Board, the approval by the shareholders of the Corporation of a complete liquidation of the Corporation, or a plan therefor, or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; and

                              (v)  Other Events.  Unless the event is explicitly approved by the Incumbent Board, there occurs any event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, as hereinafter defined, regardless of whether the Corporation is then subject to such reporting requirement.

          Solely for purposes of this Section 2(a), the following terms shall have the following meanings:

                              (A)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                              (B)  "Person" shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act and, for greater clarity, shall include, without limitation, any entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act; provided, however, that Person shall exclude (i) the Corporation, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

                              (C)  "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Corporation approving a merger, consolidation or other business combination of the Corporation with another entity.

                    (b)  "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or any Covered Entity.

                    (c)  "Covered Entity" shall mean the Corporation, the Operating Partnership, the General Partner and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise (as well as any domestic or foreign predecessor entity of each such entity in a merger, consolidation or other transaction) of which Director is, was or may be deemed to be serving at the request of the Corporation as a director, officer, employee, partner (limited or general), trustee, agent or fiduciary.  References to "serving at the request of the Corporation" shall include any service as a director, officer, employee, partner (limited or general), trustee, agent or fiduciary of a Covered Entity which imposes duties on, or involves services by, such director, officer, employee, partner (limited or general), trustee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries.

                    (d)  "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Director.

                    (e)  "Disqualifying Conduct" means (A) the act or omission of Director was material to the matter giving rise to the Proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (B) Director actually received an improper personal benefit in money, property or services, or (C) in the case of any criminal Proceeding, Director had reason to believe that his conduct was unlawful.

                    (f)  "Expenses" shall include all reasonable attorneys' fees, retainers, court and arbitration costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, scanning and data processing charges, electronic legal research and other database charges, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 12(d) only, Expenses incurred by Director in connection with the interpretation, enforcement or defense of Director's rights under this Agreement, by litigation or otherwise.  Expenses, however, shall not include amounts paid in settlement by Director or the amount of judgments or fines (including any excise tax assessed with respect to any employee benefit plan) against Director.

                    (g)  "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and that neither presently is, nor in the past five years has been, retained to represent any of the following:  (i) the Indemnitors or Director in any matter material to either such party (other than with respect to matters concerning Director under this Agreement, or of other Directors under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Indemnitors or Director in an action to determine Director's rights under this Agreement.  The Indemnitors agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                    (h)  "Losses" means Expenses, judgments, costs, fines (including any excise tax assessed with respect to any employee benefit plan) and amounts paid in settlement actually incurred by Director (net of any related insurance proceeds or other indemnification payments received by Director or paid on Director's behalf as described in Section 7(a)).

                    (i)  "Proceeding" shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Director was, is or may be involved as a party or otherwise by reason of Director's Corporate Status or by reason of any action taken by him or of any action or omission on his part in connection with Director's Corporate Status, in each case regardless of whether Director retains Corporate Status at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.  However, a "Proceeding" does not include an action, suit or proceeding initiated by Director to enforce his rights under this Agreement.

          Section 3.  Indemnification.  The Indemnitors shall indemnify Director and hold Director harmless against any and all Losses in connection with any present or future threatened, pending or completed Proceeding, regardless of whether such Proceeding is by or in the right of the Corporation, based upon arising from, relating to, or by reason of Director's Corporate Status; provided, that no indemnification pursuant to this Section 3 may be made to Director or on Director's behalf with respect to any Proceeding if a final judgment or other final adjudication adverse to Director establishes that Director engaged in Disqualifying Conduct with respect to such Proceeding.

          Section 4.  Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Director is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in the defense of any claim, issue or matter therein, in whole or in part, the Indemnitors shall indemnify Director against all Expenses actually and reasonably incurred by him in connection therewith.  If Director is not wholly successful in such Proceeding, the Indemnitors also shall indemnify Director against all Expenses reasonably incurred in connection with each successfully resolved claim, issue or matter and each claim, issue or matter related to each successfully resolved claim, issue, or matter.  For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

          Section 5.  Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Director is, by reason of his Corporate Status, a witness in any Proceeding to which Director is not a party, he shall be indemnified by the Indemnitors against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

          Section 6.  Additional Indemnification.

                    (a)  Notwithstanding any limitation in Sections 3 or 4, the Corporation shall indemnify Director to the fullest extent permitted by applicable law if Director is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Losses of Director in connection with the Proceeding.

                    (b)  For purposes of this Agreement, the meaning of the phrase "to the fullest extent permitted by applicable law" shall include the following:

                              (i)  with respect to the Corporation:

                                        (A)  to the fullest extent permitted by the provisions of Maryland law that authorize, permit or contemplate additional indemnification by agreement, or the corresponding provisions of any amendment to or replacement of such provisions of Maryland law; and

                                        (B)  to the fullest extent authorized or permitted by any amendments to or replacements of such provisions of Maryland law adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

                              (ii)  with respect to the Operating Partnership:

                                        (A)  to the fullest extent permitted by the provisions of Delaware law that authorize, permit or contemplate additional indemnification by agreement, or the corresponding provisions of any amendment to or replacement of such provisions of Delaware law; and

                                        (B)  to the fullest extent authorized or permitted by any amendments to or replacements of such provisions of Delaware law adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

          Section 7.  Exclusions.  Notwithstanding any provision in this Agreement, neither of the Indemnitors shall be obligated under this Agreement to make any indemnity or advance in connection with any claim made against Director:

                    (a)  for which payment has actually been made to or for the account of Director under any insurance policy, other indemnity provision, contract or agreement, except with respect to any excess beyond the amount paid to Director under any insurance policy, other indemnity provision, contract or agreement;

                    (b)  for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Director of securities of the Corporation that did, in fact, violate Section 16(b) of the Exchange Act or (ii) any reimbursement of the Corporation by Director of any bonus or other incentive-based or equity-based compensation or of any profits realized by Director from the sale of securities of the Corporation, as required in each case under the Exchange Act;

                    (c)  except as otherwise provided in Section 12(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Director, including any Proceeding (or any part of any Proceeding) initiated by Director against the Corporation or its directors, officers or employees, unless (i) the Board of Directors of the Corporation authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law; or

                    (d)  in the event that the Indemnitors are advised, in a written opinion of their regular outside legal counsel, that their performance of any provision of this Agreement would violate Section 13(k) of the Exchange Act, then the parties agree to revise and replace such provision in a manner that will result in a new provision that does not violate such provision and the legal effect of which comes as close as possible to what the parties had intended to achieve with the original provision.

          Section 8.  Advances of Expenses.  Notwithstanding any provision of this Agreement to the contrary, the Indemnitors shall advance, to the extent not prohibited by law, the Expenses incurred by Director (or reasonably expected to be incurred by Director during the six months following any such request) in connection with any Proceeding, and such advancement shall be made within 30 days after the receipt by the Indemnitors of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Director's ability to repay the amounts advanced and without regard to Director's ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Indemnitors to support the advances claimed.  The Director shall qualify for advances from the Operating Partnership upon the execution and delivery to the Indemnitors of this Agreement, which shall constitute an undertaking providing that Director undertakes to repay the advance to the extent that it is ultimately determined that Director is not entitled to be indemnified by the Operating Partnership.  To qualify for advances from the Corporation, Director must execute and deliver to the Corporation (a) a written undertaking providing that Director undertakes to repay the advance to the Corporation to the extent that it is ultimately determined that Director is not entitled to be indemnified by the Corporation and (b) a written affirmation by Director of

Director's good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized by Maryland law and this Agreement has been met.  This Section 8 shall not apply to any claim made by Director for which indemnity is excluded pursuant to Section 7.

          Section 9.  Procedure for Notification and Defense of Claim.

                    (a)  Director shall notify the Indemnitors in writing of any matter with respect to which Director intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Director of written notice thereof.  The written notification to the Indemnitors shall include a description of the nature of the Proceeding and the facts underlying the Proceeding.  To obtain indemnification under this Agreement, Director shall submit to the Indemnitors a request, including therein or therewith such documentation and information as is reasonably available to Director and is reasonably necessary to determine whether and to what extent Director is entitled to indemnification following the final disposition of such action, suit or proceeding.  The omission by Director to notify the Indemnitors hereunder will not relieve the Indemnitors from any liability which they may have to Director hereunder or otherwise than under this Agreement, and any delay in so notifying the Indemnitors shall not constitute a waiver by Director of any rights under this Agreement.  The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board and the General Partner in writing that Director has requested indemnification.

                    (b)  Each of the Indemnitors will be entitled to participate in the Proceeding at its own expense.

          Section 10.  Procedure Upon Application for Indemnification.

                    (a)  Upon written request by Director for indemnification pursuant to the first sentence of Section 9(a), a determination, if required by applicable law or this Agreement, with respect to Director's entitlement thereto shall be made in the specific case:

                              (i)  if a Change in Control shall have occurred, by Independent Counsel selected in accordance with Section 10(b) in a written opinion to the Board, a copy of which shall be delivered to Director; or

                              (ii)  if a Change in Control shall not have occurred, in the following manner:

                                        (A)  by the Board acting by majority vote of  a quorum of Disinterested Directors; or

                                        (B)  if such a quorum is not obtainable or, even if obtainable, a quorum of Disinterested Directors, acting by majority vote, so directs, (x) by the Board upon the opinion in writing of Independent Counsel selected in accordance with Section 10(b), or (y) by the shareholders of the Corporation.

If it is so determined that Director is entitled to indemnification, payment to Director shall be made within ten days after such determination.  Director shall cooperate with the person, persons or entity making such determination with respect to Director's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Director and reasonably necessary to such determination.  Any costs or expenses (including attorneys' fees and disbursements) incurred by Director in so cooperating with the person, persons or entity making such determination shall be borne by the Indemnitors (irrespective of the determination as to Director's entitlement to indemnification) and the Indemnitors hereby indemnifies and agrees to hold Director harmless therefrom.

                    (b)  In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a) hereof, the Independent Counsel shall be selected as provided in this Section 10(b).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Director advising him of the identity of the Independent Counsel so selected.  If a Change in Control shall have occurred, the Independent Counsel shall be selected by Director (unless Director shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Director shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected.  In either event, Director or the Corporation, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Corporation or to Director, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 2, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court or an arbitrator has determined that such objection is without merit.  If, within 20 days after the later of submission by Director of a written request for indemnification pursuant to Section 10(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Corporation or Director may petition a court of competent jurisdiction or commence an arbitration before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association for resolution of any objection that shall have been made by the Corporation or Director to the other's selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by such court or arbitrator or by such other person as such court or arbitrator shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(a) hereof.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

          Section 11.  Presumptions and Effect of Certain Proceedings.

                    (a)  In making a determination with respect to entitlement to indemnification hereunder, the person or entity making such determination shall, to the fullest extent permitted by law, presume that Director is entitled to indemnification under this Agreement if Director has submitted a request for indemnification in accordance with Section 9(a), and the Indemnitors shall, to the fullest extent permitted by law, have the burden of proof, by clear and convincing evidence, to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action or arbitration pursuant to this Agreement that indemnification is proper in the circumstances because indemnification of Director is not barred pursuant to the provisions of this Agreement or otherwise, nor an actual determination by the Corporation (including by its directors or Independent Counsel) that indemnification of Director is barred pursuant to the provisions of this Agreement or otherwise, shall be a defense to such action or arbitration or create a presumption that Director is not entitled to indemnification.  The termination of any Proceeding or any claim, issue or matter therein by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Director engaged in Disqualifying Conduct.

                    (b)  Subject to Section 12(e), if the person, persons or entity empowered or selected under Section 10 to determine whether Director is entitled to indemnification shall not have made a determination within 60 days (or 30 days if the request was for an advance) after receipt by the Indemnitors of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Director shall be entitled to such indemnification, absent (i) a misstatement by Director of a material fact, or an omission of a material fact necessary to make Director's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation or information relating thereto; and provided, further, that the foregoing provisions of this Section 11(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 10(a) and if (A) within 15 days after receipt by the Indemnitors of the request for such determination the Board of Directors has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a).

                    (c)  For purposes of any determination of whether Director acted in bad faith, Director shall be deemed to have acted in good faith if Director acted in reliance on the records or books of account of a Covered Entity, including financial statements, or on information supplied to Director by the officers of a Covered Entity in the course of their duties, or on the advice of legal counsel for the Covered Entity or on information or records given or reports made to the Covered Entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Covered Entity.  The provisions of this Section 11(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Director may be deemed to be entitled to indemnification.

                    (d)  A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed not to have acted in "bad faith" as referred to in this Agreement.
                    (e)  The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Covered Entity shall not be imputed to Director for purposes of determining the right to indemnification under this Agreement.

          Section 12.  Remedies of Director.

                    (a)  Subject to Section 12(c), in the event that (i) a determination is made pursuant to Section 10 that Director is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) within 90 days (or 30 days if the request was for an advance) after receipt by the Indemnitors of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 4 or 5 or the last sentence of Section 10(a)  within ten days after receipt by the Indemnitors of a written request therefor, or (v) payment of indemnification pursuant to Section 3 or 6 is not made within ten days after a determination has been made that Director is entitled to indemnification, Director shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses.  Alternatively, Director, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Director shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Director first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Director to enforce his rights under Section 5.  The Indemnitors shall not oppose Director's right to seek any such adjudication or award in arbitration.

                    (b)  In the event that a determination shall have been made pursuant to Section 10(a) that Director is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Director shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 12 the Indemnitors shall have the burden of proving by clear and convincing evidence that Director is not entitled to indemnification or advancement of Expenses, as the case may be.

                    (c)  If a determination shall have been made pursuant to Section 10(a) that Director is entitled to indemnification, the Indemnitors shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Director of a material fact, or an omission of a material fact necessary to make Director's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

                    (d)  The Indemnitors shall, to the fullest extent permitted by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Indemnitors are bound by all the provisions of this Agreement.  It is the intent of the Indemnitors that Director not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Director's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Director hereunder.  The Indemnitors shall indemnify Director against any and all Expenses and, if requested by Director, shall (within 10 days after receipt by the Indemnitors of a written request therefor) advance, to the extent not prohibited by law, such expenses to Director, which are incurred by Director in connection with any action brought by Director for indemnification or advance of Expenses from the Indemnitors under this Agreement or under any directors' and officers' liability insurance policies maintained by the Indemnitors, regardless of whether Director ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

                    (e)  Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, whether by settlement or otherwise.

                    (f)  During the interval between the Indemnitors' receipt of Director's request for indemnification and the later to occur of (a) payment in full to Director of such indemnification, or (b) a final determination (if required) pursuant to Sections 10 and 11 that Director is not entitled to indemnification, the Indemnitors shall protect Director against loss which, for purposes of this Agreement, shall mean the taking of the necessary steps (regardless of whether such steps require expenditures to be made by the Indemnitors at that time) to stay, pending a final determination of Director's entitlement to indemnification (and, if Director is so entitled, the payment thereof), the execution, enforcement or collection of any judgments, penalties, fines (including any excise tax assessed with respect to any employee benefit plan) or any other amounts for which Director may be liable in order to avoid his being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay), within five business days after receipt of Director's written request therefor, together with a written undertaking by Director to repay, no later than 60 days following receipt of a statement therefor from the Indemnitors, amounts (if any) expended by the Indemnitors for such purpose, if it is ultimately determined (if such determination is required) pursuant to Sections 10 and 11 that Director is not entitled to be indemnified against such judgments, penalties, fines (including any excise tax assessed with respect to any employee benefit plan) or other amounts.

          Section 13.  Non-exclusivity; Survival of Rights; Insurance; Subrogation.

                    (a)  The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Director may at any time be entitled under applicable law, the Corporation's charter, the Corporation's By-laws, the Agreement of Limited Partnership of the Operating Partnership, the organizational and governing documents of any Covered Entity, any agreement, a vote of shareholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Director under this Agreement in respect of any action taken or omitted by such Director in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in Maryland law or Delaware law, as applicable, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Corporation's charter and By-laws, the Agreement of Limited Partnership of the Operating Partnership and this Agreement, as applicable, it is the intent of the parties hereto that Director shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

                    (b)  To the extent that either of the Indemnitors maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of such Indemnitor or of any other Covered Entity, Director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, either of the Indemnitors has director and officer liability insurance in effect, such Indemnitor shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  Such Indemnitor shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Director, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                    (c)  In the event of any payment under this Agreement, the Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Indemnitors to bring suit to enforce such rights.

          Section 14.  Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Director for any reason whatsoever, then the Indemnitors, in lieu of indemnifying Director, shall contribute to the Losses incurred by Director in connection with any claim relating to an indemnifiable event under this

Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Covered Entities (and their directors, officers, employees and agents other than Director), on one hand, and Director, on the other hand, as a result of the events or transactions giving cause to such Proceeding, or (b) if the allocation described in clause (a) above is not permitted by applicable law, the relative fault of the Covered Entities (and their directors, officers, employees and agents other than Director), on one hand, and Director, on the other hand, in connection with such events or transactions.  The relative fault of the Covered Entities (and their directors, officers, employees and agents other than Director), on one hand, and Director, on the other hand, in connection with the events or transactions giving cause to such Proceeding shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.  The relative benefits received by the Covered Entities (and their directors, officers, employees and agents other than Director), on one hand, and Director, on the other hand, in connection with the events or transactions giving cause to such Proceeding shall be limited to direct and indirect financial benefits actually derived by the applicable person, his designees or his intended beneficiaries from the action or inaction in connection with the events or transactions giving cause to such Proceeding, and shall not include any non-financial benefits or any benefits that were not actually received by the applicable person, his designees or his intended beneficiaries.

          Section 15.  Joint and Several Obligations.  The obligations of the Corporation and the Operating Partnership under this Agreement shall be joint and several.

          Section 16.  Retroactive Effect; Binding Agreement.

                    (a)  All agreements and obligations of the Indemnitors contained herein shall commence upon the date that Director first became a director of the Corporation, shall continue during the period of Director's Corporate Status and shall continue thereafter so long as Director shall be subject to any possible Proceeding by reason of Director's Corporate Status.  In this regard, the provisions contained herein are intended to be retroactive and the full benefits hereof shall be available in respect of any alleged or actual occurrences, acts or failures to act that occurred prior to the date hereof.

                    (b)  This Agreement shall be binding upon the Indemnitors and their respective successors and assigns.  The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation or the Operating Partnership, by agreement in form and substance reasonably satisfactory to Director, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Indemnitors would be required to perform if no such succession had taken place.  To the extent that either of the Indemnitors maintains one or more insurance policies providing liability insurance for the directors and officers of the Corporation, upon any Change of Control, such Indemnitor shall use commercially reasonable efforts to obtain or arrange for continuation or "tail" coverage for Director to the maximum extent obtainable at such time.

                    (c)  This Agreement shall inure to the benefit of and be enforceable by Director's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  Without limiting the generality of the preceding sentence, if Director should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Director's devisee, legatee, or other designee, or if there be no such designee, to his estate.

          Section 17.  Severability; Invalidity.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law, (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto, and (iii) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

          Section 18.  Entire Agreement.

                    (a)  Each of the Indemnitors expressly confirm and agree that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Director to continue to serve as a director of the Corporation, and each of the Indemnitors acknowledges that Director is relying upon this Agreement in serving as a director of the Corporation and having Corporate Status with respect to any Covered Entity.

                    (b)  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the charter of the Corporation, the By-laws of the Corporation, the Agreement of Limited Partnership of the Operating Partnership and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Director thereunder.

          Section 19.  Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

          Section 20.  Notice by Director.  Director agrees promptly to notify the Indemnitors in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Director to so notify the Indemnitors shall not relieve the Indemnitors of any obligation which it may have to Director under this Agreement or otherwise.

          Section 21.  Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

                    (i)  If to Director, at the address or fax number indicated on the signature page of this Agreement, or such other address as Director shall provide to the Indemnitors; and

                    (ii)  If to the Indemnitors, at the address or fax number for each Indemnitor indicated on the signature page of this Agreement, or at such other address or fax number as may have been furnished to Director by such Indemnitor.

          Section 22.  Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Director pursuant to Section 10(b), the Corporation, the Operating Partnership and Director hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the courts of the State of Maryland (the "Designated Court"), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Designated Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Designated Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Designated Court has been brought in an improper or inconvenient forum.

          Section 23.  Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

          Section 24.  Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine or neuter pronoun where appropriate.  Use of the plural nouns shall be deemed to include usage of the singular form of such noun where appropriate.  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."  Unless otherwise indicated, references in this Agreement to any "Section" shall be deemed to refer to the indicated Section of this Agreement.  The headings set forth in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

SOVRAN SELF STORAGE, INC. By:____________________________________ Name: Robert J. Attea Title: Chairman of the Board
Address:	6467 Main Street Buffalo, NY 14221
Fax Number:	(716) 633-3397

SOVRAN ACQUISITION LIMITED PARTNERSHIP BY: SOVRAN HOLDINGS, INC, its general partner By:__________________________________ Name: Robert J. Attea Title: Chairman of the Board
Address:	6467 Main Street Buffalo, NY 14221
Fax Number:	(716) 633-3397

DIRECTOR _____________________________________ Name: James R. Boldt
Address:	_________________________ _________________________
Fax Number:	(716) ___________________

[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]